Exhibit 99.3

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On May 21, 2017, Wize Pharma, Inc. (formerly, OphthaliX, Inc.), a Delaware corporation (“Company”), Wize Pharma Ltd., a company formed under the laws of the State of Israel (“Wize Israel”), and Bufiduck Ltd., a company formed under the laws of the State of Israel and a wholly owned subsidiary of the Company (“Merger Sub”), entered into an agreement and plan of merger (as amended on October 31, 2017, the “Merger Agreement”) that provided for, among other things, the merger of Merger Sub with and into Wize Israel, with Wize Israel continuing as the surviving entity and becoming a wholly owned subsidiary of the Company, on the terms and conditions set forth in the Merger Agreement (the “Merger”).

Upon closing of the Merger on November 16, 2017, holders of outstanding Wize Israel ordinary shares (collectively referred to herein as the Wize Israel shareholders) became entitled to receive 4.1445791236989 shares of the Company common stock per Wize Israel ordinary shares they held (the “Exchange Ratio”), or an aggregate of 93,971,259 shares of the Company common stock at closing. Immediately following the effective time of the Merger (the “Effective Time”), pre-merger Wize Israel shareholders owned approximately 90% of the outstanding common stock of the Company while pre-merger Company stockholders owned the remaining approximate 10%. At the Effective Time, pre-merger Company stockholders continued to own and hold their existing shares of the Company common stock.

The following unaudited pro forma consolidated financial statements give effect to the Merger. The Merger was structured as a reverse merger and Wize Israel was determined to be the accounting acquirer based upon the terms of the Merger and other factors including: (i) Wize Israel security holders owning approximately 90% of the Company immediately following the Effective Time, (ii) the entire board of directors of the Company post-Merger is filled by Wize Israel appointed directors, with the exception of Professor Michael Belkin who will remain a director of Wize US and (iii) Wize Israel’s management holding all key positions in the management of the Company post-Merger. The transaction will be accounted for under reverse capitalization accounting as a reverse acquisition under US GAAP, except that any excess fair value of the consideration transferred over the net fair value of the monetary assets of the Company will be recognized as a reduction of equity.

Pro Forma Information

The unaudited pro forma consolidated balance sheet as of September 30, 2017 and the unaudited pro forma consolidated statements of operations for the nine month period ended September 30, 2017 and the year ended December 31, 2016 are based on (i) the historical consolidated results of operations of Wize Israel and OcuWize Ltd., Wize Israel’s wholly owned Israeli subsidiary; (ii) and the historical consolidated results of operations of the Company and Eyefite Ltd., the Company’s former wholly owned Israeli subsidiary.

The unaudited pro forma consolidated balance sheet as of September 30, 2017 assumes that the Merger took place on September 30, 2017 and combines the historical balance sheets of the Company and Wize Israel as of September 30, 2017. The unaudited pro forma consolidated statements of operations for the nine month period ended September 30, 2017 and for the year ended December 31, 2016 assume that the Merger occurred on the first day of the periods presented, and combines the historical results of the Company and Wize Israel.

The unaudited pro forma consolidated financial statements are based on the assumptions and adjustments that are described in the accompanying notes. The unaudited pro forma consolidated financial statements and pro forma adjustments have been prepared based on preliminary estimates. Differences between these preliminary estimates and the final Merger will occur and these differences could have a material impact on the accompanying unaudited pro forma consolidated financial statements and the consolidated company’s future results of operations and financial position. The actual amounts recorded as of the completion of the Merger may differ materially from the information presented in these unaudited pro forma consolidated financial statements as a result of the amount, if any, of capital raised by Wize Israel between the signing of the Merger Agreement and closing of the Merger; the amount of cash used by the Company’s operations between the signing of the Merger Agreement and the closing of the Merger; the timing of the closing of the Merger; and other changes in the Wize Israel or the Company assets and liabilities that occur prior to the completion of the Merger.

The unaudited pro forma consolidated financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the Merger. The unaudited pro forma consolidated financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that actually would have been realized had the Company and Wize Israel been a consolidated company during the specified periods. The unaudited pro forma consolidated financial statements, including the notes thereto, should be read in conjunction with the audited consolidated financial statements of the Company and Wize Israel for the year ended December 31, 2016 and the unaudited interim consolidated financial statements of the Company and Wize Israel for the nine month period ended September 30, 2017.

Unaudited Pro Forma Consolidated Balance Sheet

(in thousands)

As of September 30, 2017

	Historical Wize Pharma Ltd.	Historical OphthaliX, Inc.	Pro forma Merger Adjustments	Note	Pro forma Consolidated

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$572	$11	$(1)	B	$582
Restricted bank deposit	11	-	-		11
Marketable securities	-	383	-		383
Other accounts receivable	45	-	-		45

Total current assets	628	394	(1)		1,021

NON-CURRENT ASSETS:

Property and equipment, net	3	-	-		3

Total non-current assets	3	-	-		3

TOTAL ASSETS	$631	$394	$(1)		$1,024

LIABILITIES AND STOCKOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Related company	$-	$4,942	$(4,942)	B, C	$-
Trade payables	44	-	-		44
Other accounts payable	221	214	(80)	B, C, E	355
Current portion of license purchase obligation	143	-	-		143
Convertible loans, net	1,082	-	-		1,082

Total current liabilities	1,490	5,156	(5,022)		1,624

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock	*)-	10	94	A	104
Additional paid- in capital	25,481	5,519	579	A, C, D	31,579
Treasury stock	(747)	-	747	D	-
Accumulated other comprehensive loss	(46)	-	-		(46)
Accumulated deficit	(25,547)	(10,291)	3,601	B	(32,237)

Total stockholders’ equity (deficit)	(859)	(4,762)	5,021		(600)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$631	$394	$(1)		$1,024

*) Representing amount less than $1 thousand

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Unaudited Pro Forma Consolidated Statements of Comprehensive Loss

For the Year Ended December 31, 2016

(in thousands, except share and per share data)

	Historical Wize Pharma Ltd.	Historical OphthaliX, Inc.	Pro forma Merger Adjustments	Note	Pro forma Consolidated

Operating expenses:
Research and development expenses	$240	$199	$(199)	B	$240
General and administrative expenses	794	432	(44)	B	1,182

Operating loss	1,034	631	(243)		1,422

Financial expense, net	105	285	(94)	B	296

Net loss	$1,139	$916	$(337)		$1,718

Other comprehensive income:
Foreign currency translation adjustments	3	-	-		3

Comprehensive loss	$1,136	$916	$(337)		$1,715

Net basic and diluted loss per share	$0.07	$0.09			$0.02

Weighted average number of Ordinary Shares used in computing basic and diluted net loss per share		10,441,251			104,412,510

Unaudited Pro Forma Consolidated Statements of Comprehensive Loss

For the Nine Month Period Ended September 30, 2017

(in thousands, except share and per share data)

	Historical Wize Pharma Ltd.	Historical OphthaliX, Inc.	Pro forma Merger Adjustments	Note	Pro forma Consolidated

Operating expenses:
Research and development expenses	$288	$11	$(11)	B	$288
General and administrative expenses	760	342	82	B, E	1,184

Operating loss	1,048	353	71		1,472

Financial expense, net	1,016	249	(73)	B	1,192

Net loss	$2,064	$602	$(2)		$2,664

Other comprehensive loss:
Foreign currency translation adjustments	51	-	-		51

Comprehensive loss	$2,115	$602	$(2)		$2,715

Net basic and diluted loss per share	$0.11	$0.06			$0.02

Weighted average number of Ordinary Shares used in computing basic and diluted net loss per share		10,441,251			104,412,510

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Notes to the Unaudited Pro Forma Consolidated Financial Information

1.	Description of the Acquisition and Basis of Presentation

On May 21, 2017, Wize Israel entered into the Merger Agreement with the Company, a company whose common stock is quoted on the OTC Pink. At the Effective Time of the Merger, Merger Sub merged with and into Wize Israel. Upon completion of the Merger, the separate corporate existence of Merger Sub ceased and Wize Israel continued as the surviving entity and as a wholly owned subsidiary of the Company. On November 16, 2017, the Company changed its name to “Wize Pharma, Inc.” The Company was a clinical-stage biopharmaceutical company focused on developing therapeutic products for the treatment of ophthalmic disorders. Prior to the Merger, the Company had no active business operations and was deemed to be a “shell company” as defined in Rule 12b-2 of the Exchange Act.

Subject to the terms and conditions of the Merger Agreement, at the Effective Time of the Merger, each ordinary share of Wize Israel that was issued and outstanding was automatically cancelled and converted into the right to receive that number of validly issued, fully paid and non-assessable shares of the Company common stock equal to the Exchange Ratio. Each convertible note or loan to purchase Wize Israel ordinary shares existing at the time of the Merger Agreement (the “Convertible Loans”) constitute a convertible note to purchase the number of shares of the Company common stock equal to the number of Wize Israel ordinary shares that were subject to a Convertible Loan immediately prior to the Effective Time multiplied by the Exchange Ratio at a proportionally adjusted conversion price. In this respect, it was further agreed that the conversion of all or part of such Convertible Loans (including future investment rights to the holders thereof upon such conversion (the “Future Investment Rights”) and the shares issuable upon exercise of the Future Investment Rights), whether before or after the Effective Time, shall not modify the Exchange Ratio.

The organizational history of Wize Israel is described in Wize Israel’s interim consolidated financial statements as of September 30, 2017.

2.	Basis of Presentation

The unaudited pro forma consolidated financial statements were prepared in accordance with the regulations of the SEC. The unaudited pro forma consolidated balance sheet as of September 30, 2017 is presented as if the Merger had been completed on September 30, 2017. The unaudited pro forma consolidated statement of operations for the nine months period ended September 30, 2017 and the year ended December 31, 2016 assumes that the Merger occurs on the first day of the periods presented, and combines the historical results of the Company and Wize Israel.

Based on the terms of the Merger, Wize Israel is deemed to be the acquiring company for accounting purposes and the Merger will be accounted for under the reverse recapitalization accounting as a reverse acquisition. Under reverse recapitalization accounting, the assets and liabilities of the Company will be recorded, as of the completion of the Merger, at their historical amounts. Consequently, the interim consolidated financial statements of Wize Israel reflect the operations of the acquirer for accounting purposes together with a deemed issuance of shares, equivalent to the shares held by the former stockholders of the legal acquirer and a recapitalization of the equity of the accounting acquirer. These interim consolidated financial statements include the accounts of the Wize Israel since the effective date of the reverse recapitalization and the accounts of the Company since inception.

To the extent there are significant changes to the business following completion of the Merger, the assumptions and estimates set forth in the unaudited pro forma consolidated financial statements could change significantly. Accordingly, the pro forma adjustments are subject to further adjustments as additional information becomes available and as additional analyses are conducted following the completion of the Merger. There can be no assurances that these additional analyses will not result in material changes to the estimates of fair value.

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3.	Pro Forma Adjustments and Assumptions

The pro forma adjustments were based on the preliminary information available at the time of the preparation of the unaudited pro forma interim consolidated financial information. The unaudited pro forma interim consolidated financial information, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical interim consolidated financial information of Wize Israel and the Company as of September 30, 2017.

A.	To reflect the conversion of all outstanding 22,673,295 ordinary shares of Wize Israel, no par value per share, into 93,971,259 shares of the Company’s common stock, par value $0.001 per share, according to the Exchange Ratio.

B.	The consummation of the sale by the Company, prior to the Effective Time, on an “as-is” basis, of Eye-Fite to Can-Fite BioPharma Ltd. (“Can-Fite”), the Company’s former holder of approximately 82% of the outstanding shares of common stock of the Company, in exchange for the cancellation of all indebtedness owed by the Company and Eye-Fite to Can-Fite and the termination of the license agreement between the Company, to Can-Fite and Eye-Fite; all in accordance with the terms of the agreements attached to the Merger Agreement.

C.	Representing liabilities amounting to $1,420,000 of the Company as of September 30, 2017, that will be waived by Can-Fite. Since the waiver is by Can-Fite such amount was recorded as part of additional paid in capital.

D.	All shares of Wize Israel held immediately prior to the Effective Time by Wize Israel as treasury stock or otherwise, if any, and by the Company or any direct or indirect wholly owned subsidiary of the Company, was cancelled and no payment will be made with respect to those shares. Each issued and outstanding share of Merger Sub’s ordinary shares converted into one ordinary share of the post-merger Wize Israel, which will represent the only outstanding shares of capital stock of the post-merger Wize Israel from and after the Effective Time.

E.	Due to the Merger, an amount of approximately $428,000 in expenses (of which $331,000 is outstanding as of September 30, 2017) is expected to be incurred by Wize Israel and the Company. Therefore, additional expenses amounting to $97,000 have been charged to general and administrative expenses during the period of nine months ended September 30, 2017.

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